UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

January 20, 2015
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Other Event : 8.01

Wiley Announces Appointment of Mark Allin as Chief Operating Officer

HOBOKEN, NJ, USA (January 20, 2015)  -  John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced the appointment of Mark Allin as Executive Vice President, Chief Operating Officer (COO), effective May 1, 2015.

In this new role, Mr. Allin will continue to report to Steve Smith, President and CEO, and have strategic and operational responsibility for Wiley’s three businesses.  Mr. Allin previously served as Executive Vice President, Professional Development.

“As head of Wiley’s Professional Development business, Mark has quickly and thoughtfully reshaped and reinvigorated the former Professional Trade business in response to rapidly changing market conditions,” said Steve Smith, President and CEO.  “He has been the primary architect of Wiley’s strategy to refocus the business on the career lifecycle needs of our professional customers. He brought new talent and high-growth businesses to Wiley through important acquisitions, including CrossKnowledge, Profiles International, Inscape, ELS/CPAexcel, and Elan Guides.  He divested underperforming consumer publishing assets. Finally, he restructured and reorganized the business, greatly improving segment profitability in the process and re-allocating resources to high-growth areas.”

“I am honored to have the opportunity to contribute to Wiley in this new role.  For the last 14 years I have been inspired and humbled by the remarkable creativity, passion, and dedication of our colleagues around the globe.  I am committed to contributing to this outstanding company’s continued success as we evolve our business, while staying true to our enduring values of integrity, trust, and the highest standards of professionalism” said Mr. Allin.

Mr. Allin joined Wiley with the acquisition of Capstone in 2000 (where he was co-founder), after holding numerous senior positions at Blackwell, Simon & Schuster, and Pearson.  In 2003, he became Vice President and Managing Director, Wiley Asia, providing him with extensive experience across all three Wiley businesses.  In 2010, Mr. Allin was promoted to Senior Vice President, Professional Development.

Said Mr. Smith: “Mark is widely respected for his leadership across the organization. He brings energy, strategic focus, and a proven track-record as an agent for positive change. I look forward to collaborating with him as we continue to write the next chapter in Wiley’s remarkable history.”

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education. Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification. In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: January 20, 2015